Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2008, relating to the financial statements and financial statement schedule, which appears in Cavium Network’s Annual Report on Form 10-K for the year ended December 31, 2007.
     /s/ PricewaterhouseCoopers LLP
     San Jose, California
     March 27, 2008